Exhibit 99.1

LECG BOOSTS TALENT BASE WITH HIGH-PROFILE ADDITIONS TO ITS EXPERT POOL

Ramps Up E-Discovery Practice and Acquires Expert Services Firm

EMERYVILLE, CA, August 3, 2004 – LECG (NASDAQ: XPRT), a provider of expert services, today announced additions to its expert talent pool. New expert hires include Chris Aitken, Joe Anastasi, and Peter Passell, as well as prominent e-discovery experts Neal Lawson, Dan Regard, and Kirke Snyder. Additionally, LECG announced the acquisition of the Silicon Valley Expert Witness Group, an expert services firm, on August 2, 2004.

Dr. David Teece, Chairman of LECG, commented, “LECG is pleased to announce the addition of an outstanding and unique group of high-profile experts. As always, we take great pride in adding new talent to our firm and believe that these additions confirm that LECG is the preferred platform for highly talented professionals seeking the highest quality professional environment coupled with superior financial opportunities.”

Individual Hires

Mr. Christopher Aitken, a managing director based in New York City, has extensive experience addressing corporate and business unit strategy issues with a particular focus on customer profitability and retention, product/service portfolio optimization, and market entry strategy in the professional services and high-technology industries. Prior to joining LECG, Mr. Aitken held partner-level roles at Andersen and BearingPoint. Mr. Aitken holds a bachelor of commerce degree with honors in information systems and finance from the University of New South Wales, where he graduated summa cum laude.

Mr. Joseph Anastasi, a managing director in the San Francisco office, joins as a leader in financial advisory services for LECG. He has 30 years of experience in managing and directing the analysis and forensic investigative efforts related to complex commercial disputes. Prior to LECG, he was the global practice leader for the forensic and investigative services practice at Deloitte & Touche LLP; before that, he spent 23 years with Price Waterhouse. Mr. Anastasi specializes in financial consulting engagements regarding matters in litigation, insurance claims, business disputes, loan restructuring, bankruptcies, and business planning. Mr. Anastasi has headed several cybercrime computer forensics labs located around the world. He is a member of the High Tech Crime Investigation Association, the Association of Certified Fraud Examiners, and is a diplomate member of the American College of Forensic Examiners. He has testified as an expert in numerous trials and has been engaged to reconstruct financial records evidencing losses experienced by corporations as a direct result of the September 11 terrorist attacks. Mr. Anastasi is the author of a recent book entitled, The New Forensics: Investigating Corporate Fraud and the Theft of Intellectual Property.

Mr. Neal Lawson, based in the Washington, DC office, is a director specializing in electronic evidence and consulting services. Prior to LECG, he was a managing director and regional leader for FTI Consulting and has significant managerial consulting experience for both the technology and litigation industries. He specializes in the implementation and procedural analysis of complex systems as well as application development, data analysis, document retention services, computer imagery and electronic discovery within complex commercial litigations. Mr. Lawson has a BS degree in computer science from Randolph-Macon College.

Dr. Peter Passell joins LECG as a director in the global competition practice. Dr. Passell is editor of the Milken Institute Review, the Institute’s economic quarterly. Dr. Passell joined the Institute after eight years as economics columnist for the news department of the New York Times. He previously served on the New York Times editorial board and was an assistant professor at Columbia University’s Graduate Department of Economics. Dr. Passell received his PhD degree in economics from Yale University.

Mr. Dan Regard, a managing director in the Washington, DC office, is a national testifying expert on electronic discovery. He has been consulting in the computer industry for 20 years. Prior to LECG, Mr. Regard was the national leader of the electronic evidence and consulting practice for the forensic and litigation practice at FTI Consulting; he also served as the national leader of analytical dispute services at Deloitte & Touche LLP. He is a participating member of the Sedona Conference Working Group. Mr. Regard holds a BS in computer science from the University of Southwestern Louisiana and a JD, MBA, and certificate in European legal studies from Tulane University.

Mr. Kirke Snyder, a director in the San Francisco office, is an expert regarding electronic discovery and discovery-planning issues. He has over 20 years experience consulting and providing litigation support solutions to law firms, corporate law departments, and court administrators. Prior to LECG, he held senior management positions at FTI Consulting, Arthur Andersen, and Deloitte & Touche LLP. He is an adjunct professor of law and ethics at Regis University School for Professional Studies. Mr. Snyder has an undergraduate degree from Kansas University, a JD degree from Washburn University, and a MA degree in legal administration from Denver University Law School.

Messrs Lawson, Regard, and Snyder will lead LECG’s e-discovery practice, leveraging the firm’s existing professionals and client relationships.

Acquisition of Expert Services Firm

On August 2, 2004, LECG acquired all of the outstanding shares of Silicon Valley Expert Witness Group, Inc. (SVEWG), a privately held expert services firm based in Mountain View, California. The shares were acquired for an aggregate purchase price of approximately $9.0 million, consisting of $5.0 million payable in cash at closing, $1.0 million in unregistered shares of common stock of LECG Corporation, and $3.0 million of deferred purchase price payments to be made no later than 2009. Additional performance payments of up to $3.0 million may be earned if specific growth and profitability targets are met.

“Adding the Silicon Valley Expert Witness Group further broadens our expert services offering and connects strong technical talent to LECG,” remarked Dr. Teece. “SVEWG specializes in providing highly qualified scientific and technical experts in intellectual property matters to clients at an earlier stage of the litigation process. This will provide clients with seamless expert services from the initial technical and scientific assessment of a case to damage analysis.”

SVEWG is an expert services firm, specializing in complex technologies and intellectual property disputes. Complementary to LECG’s current offerings, SVEWG is affiliated with over 400 renowned scientists and engineers in its network of experts. Areas of expertise include: computer systems hardware and software, semiconductors, integrated circuits, microelectronics, telecommunications, networks, internet, biotechnology, pharmaceuticals, life sciences, electrical, mechanical and chemical engineering, optics, lasers, and RF systems. SVEWG will be operated as a wholly-owned subsidiary of LECG for the near-term. Key management team members joining the firm include: Gary J. Summers, president & CEO; Richard McCloskey, managing director; and Dr. Richard A. Blanchard, director of advanced technologies.

LECG is committed to its continued growth of the firm through the ongoing recruitment of leading experts as well as the maturation of its internal expert base. LECG continues to build our global offerings by attracting and retaining top-caliber experts and professional staff and by remaining focused on delivering objective advice and services to our clients.

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ABOUT LECG

LECG, a global expert services firm, provides independent expert testimony, original authoritative studies, and strategic advice and consulting to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies around the world. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

CONTACTS

Jack Burke, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com